DOE Energy Storage Systems Research
Program Annual Peer Review

Rob Rounds

Sr. Engineer

Flywheel Installations

Beacon Power Corporation

Design of the FESS 20 MW Frequency Regulation Plant

Imre Gyuk

Program Manager

Energy Storage Research

Department of Energy

Garth Corey

Principal Member of Technical Staff

Energy Storage System Program

Sandia National Laboratories

November 2-3

Washington DC, USA

Frequency Regulation
Benefit of Flywheel Based Frequency Regulation

Frees up generator capacity

Fast response may reduce quantity of
necessary frequency regulation

Gives ISO another option

Benefit for deployment of wind power

Environmental

No direct fossil fuel consumption

Zero plant emissions

Increases the Reliability and Stability of the Grid

Business Strategy
Flywheel Based Frequency Regulation

Beacon’s Market Strategy

Sell frequency regulation service instead of product

Provide services via deregulated open-bid markets

Qualify with scale-power demonstration testing

Commercialize with 25 kWh Gen 4 flywheel

1st service revenues in 2007 (1 MW)

10 to 20 MW of service revenues in 2008

Beacon Power’s

Gen4 Flywheel

Technology Comparison

Hydro

Fossil fuel

High level comparison to lead acid facilities

Development of 20 MW FR Plant Drawing Package

  Interconnect substation and grid requirements

  Environmental considerations regulatory and otherwise

  Building design and layout

  Operational factors

Optimization of Plant Size (1 to 40 MW)

Program Start Date: September 1, 2006

Design of the 20 MW FESS FR Plant
20 MW Plant Program Overview

Technology Comparison
Flywheel Based Frequency Regulation

Third Party Evaluation of Technology

Cost performance

Environmental impact

Benefit of fast response

Chart courtesy of Eric Hirst & Brendan Kirby used in various papers

Facility Development Goals

Generic Design Modular Design

Design for 6 Month Construction

Optimized Performance

Design for Minimal Maintenance

Design for LEEDS-NC rating

Design of the 20 MW  FESS Plant
Conceptual Design

Optimization of Plant Size
Flywheel Based Frequency Regulation

Optimization Studies

Optimal plant size based on region

Land costs

Operational factors, i.e. HVAC Analysis

Addition of PV to offset system losses

Flexible Design

Cost performance

Environmental impact

Benefit of fast response

Frequency Regulation
Summary Conclusions

Program goals linked directly to Market Strategy

Grid Benefits

  Release excess generation capacity

  Improve stability of grid

  Additional ancillary services possible

Environmental Benefits

  Generates no emissions

  Recycles energy

  Reduction in fuel consumption

Frequency Regulation
Statement of Future Work

Technology Comparison

Complete work

Obtain final report

Conceptual Design

  Complete evaluation of proposals

  Select contractor

  Refine building specification

  Generate generic drawing package

Optimization Studies

  Hire staff

  Perform optimization studies